Exhibit 10.11
NINTH OMNIBUS AMENDMENT TO SECURED NOTES AND LIMITED CONSENT TO MSD SECURED NOTE AND INTERCREDITOR AGREEMENT
This NINTH OMNIBUS AMENDMENT TO SECURED NOTES AND LIMITED CONSENT TO MSD SECURED NOTE AND INTERCREDITOR AGREEMENT (this “Amendment”), is entered into as of November 9, 2023, by and among HC2 STATION GROUP, INC., HC2 BROADCASTING INC., HC2 NETWORK INC., DTV AMERICA CORPORATION (collectively, the “Subsidiary Borrowers”), HC2 BROADCASTING INTERMEDIATE HOLDINGS INC. (the “Intermediate Parent”), HC2 BROADCASTING HOLDINGS INC. (the “Parent Borrower” and, together with the Intermediate Parent and the Subsidiary Borrowers, the “Borrowers” and each, a “Borrower”), MSD PCOF PARTNERS XVIII, LLC (“MSD”), MASSMUTUAL ASCEND LIFE INSURANCE COMPANY (“MassMutual”), and GREAT AMERICAN INSURANCE COMPANY (“GAIC”, and, together with MassMutual, “Great American”, and Great American, together with MSD, the “Lenders”).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Secured Note dated as of October 24, 2019 (as amended by the Consent and First Amendment to Secured Note dated December 19, 2019 and the First Omnibus Amendment to Secured Notes and Intercreditor Agreement dated February 21, 2020, the Consent dated August 17, 2020, the Second Omnibus Amendment to Secured Notes, dated August 31, 2020, the Third Omnibus Amendment to Secured Notes and Second Amendment to Intercreditor Agreement dated September 25, 2020, the Fourth Omnibus Amendment to Secured Notes and Third Amendment to Intercreditor Agreement, dated November 25, 2020, the Consent to Note Assignments and DTV Note Extensions Under Secured Notes and Intercreditor Agreement dated August 30, 2021, Fifth Omnibus Amendment to Secured Notes, Consent and Second Amendment to Asset Sale Under Secured Notes and Intercreditor Agreement, dated as of October 21, 2021, Sixth Omnibus Amendment to Secured Notes, dated as of November 28, 2022, Seventh Omnibus Amendment to Secured Notes, dated as of December 30, 2022, Eighth Omnibus Amendment to Secured Notes, dated as of August 8, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “MSD Secured Note”), by and among the Borrowers and MSD, MSD made a Loan to the Borrowers pursuant to the terms and conditions thereof;
WHEREAS, pursuant to that certain Amended and Restated Secured Note dated as of October 24, 2019 (as amended by the First Omnibus Amendment to Secured Notes and Intercreditor Agreement, the Consent dated August 17, 2020, the Second Omnibus Amendment to Secured Notes, dated August 31, 2020, the Third Omnibus Amendment to Secured Notes and Second Amendment to Intercreditor Agreement dated September 25, 2020, the Fourth Omnibus Amendment to Secured Notes and Third Amendment to Intercreditor Agreement, dated November 25, 2020, the Consent to Note Assignments and DTV Note Extensions Under Secured Notes and Intercreditor Agreement dated August 30, 2021, the Fifth Omnibus Amendment to Secured Notes, Consent and Second Amendment to Asset Sale Under Secured Notes and Intercreditor Agreement, dated as of October 21, 2021, Sixth Omnibus Amendment to Secured Notes, dated as of November 28, 2022, Seventh Omnibus Amendment to Secured Notes, dated as of December 30, 2022, Eighth Omnibus Amendment to Secured Notes, dated as of August 8, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “GA Secured

Note”), by and among the Borrowers and Great American, Great American made a Loan to the Borrowers pursuant to the terms and conditions thereof;
WHEREAS, the relative rights and priorities of the security interests granted to the Lenders under the MSD Secured Note and the GA Secured Note are governed by the terms of that certain Intercreditor Agreement dated as of October 24, 2019 (the “Intercreditor Agreement”; the Intercreditor Agreement as amended by the First Omnibus Amendment to Secured Notes and Intercreditor Agreement dated February 21, 2020, the Third Omnibus Amendment to Secured Notes and Second Amendment to Intercreditor Agreement dated September 25, 2020 and the Fourth Omnibus Amendment to Secured Notes and Third Amendment to Intercreditor Agreement, the “Intercreditor Agreement”), by and among the Borrowers, MSD, and Great American;
WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the MSD Secured Note and the GA Secured Note and the Lenders are willing to do so, on the terms and subject to the conditions specified herein;
WHEREAS, the Borrowers have advised MSD that, to the extent Innovate CORP., a Delaware corporation (“Innovate”) receives R2 Net Proceeds, MediBeacon Net Proceeds and/or DBM Net Proceeds (in each case as defined in the Innovate Side Letter (as defined below)), Innovate intends to, in each case solely to the extent of and with the use of such proceeds, (1) first, prepay up to 100% of the outstanding Great American Agreement Obligations (as defined in the Intercreditor Agreement) (any such prepayment, the “Innovate Prepayment”) and (2) second, to the extent of any remaining proceeds, purchase or redeem certain equity held by Great American (any such redemption, the “Innovate Redemption”), in each case on the terms and conditions described in the Side Letter Agreement dated as of the date hereof, by and between Great American and Innovate and as attached hereto as Annex A (the “Innovate Side Letter”), and MSD is willing to consent to the Innovate Prepayment and the Innovate Redemption, in each case, on the terms and conditions set forth herein; and
WHEREAS, initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the MSD Secured Note and the GA Secured Note, as applicable.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows.
1.    Amendments to MSD Secured Note. Subject to the satisfaction of the conditions precedent to the Amendment Effective Date set forth in Section 6 below, the MSD Secured Note is amended as follows:
(a)    Section 1 is hereby amended by adding the below definition in the appropriate alphabetical order:
“Ninth Omnibus Amendment Effective Date” means November 9, 2023.
(b)    The definition of “Maturity Date” in Section 1 is hereby amended and restated in its entirety as follows:

“Maturity Date” means the earlier of (a) August 15, 2025 and (b) the date on which all amounts under this Note shall become due and payable.
(c)    Section 3.6 is hereby amended and restated in its entirety as follows:
Exit Fee. As consideration for the agreements of the Lender under the Secured Note, the Borrowers agree to pay to the Lender an exit fee (the “Exit Fee”) in an amount equal to 20.43% of the aggregate principal amount of this Note on the Ninth Omnibus Amendment Effective Date, including accrued and capitalized interest earned through the Exit Fee Payment Date (as defined below), which Exit Fee shall be earned in full on the Ninth Omnibus Amendment Effective Date and due and payable on the earliest to occur (such earliest date, the “Exit Fee Payment Date”) of (a) the Maturity Date and (b) each date on which any of the Obligations are repaid, prepaid or required to be repaid or prepaid in full in cash (whether by scheduled maturity, voluntary prepayment, required prepayment, acceleration, demand, or otherwise).
(d)    Section 8 is hereby amended by inserting the following new Section 8.11:
8.11    Innovate Side Letter. Innovate Corp., a Delaware corporation, shall default under any obligation set forth in the Innovate Side Letter (as defined in that certain Ninth Omnibus Amendment to Secured Notes and Limited Consent to MSD Secured Note and Intercreditor Agreement dated as of November 9, 2023) or the Innovate Side Letter shall be amended without the consent of Lender.
2.    Amendments to GA Secured Note. Subject to the satisfaction of the conditions precedent to the Amendment Effective Date set forth in Section 6 below, the GA Secured Note is hereby amended as follows:
(a)    Section 1 is hereby amended by adding the below definition in the appropriate alphabetical order:
“Ninth Omnibus Amendment Effective Date” means November 9, 2023.
“Total Return” means, as of any date of determination, an annualized internal rate of return (computed using the “XIRR” function in Microsoft® Excel 2002 or an equivalent function in another software package) based on cash flows equal to an initial cash outflow equal to the capitalized principal amount of this Note as of December 30, 2022 and cash inflows equal to each payment of interest, principal and Exit Fee on this Note on the date of each such payment, as consistently calculated with past practices.
(b)    The definition of “Maturity Date” in Section 1 is hereby amended and restated in its entirety as follows:
“Maturity Date” means the earlier of (a) August 15, 2025 and (b) the date on which all amounts under this Note shall become due and payable.

(c)    Section 3.6 is hereby amended and restated in its entirety as follows:
Exit Fee.
(a) As consideration for the agreements of MassMutual under the Secured Note, the Borrowers agree to pay to MassMutual an exit fee (the “MassMutual Exit Fee”) in an amount equal to 18.76% of the Capitalized Principal Amount of this Note on the Ninth Omnibus Amendment Effective Date owed to MassMutual plus all accrued and capitalized interest earned through the Maturity Date, which shall be due and payable on the Maturity Date, provided that in connection with a partial or full prepayment of the Obligations prior to the Maturity Date (the “MassMutual Prepayment Date”) the MassMutual Exit Fee shall be adjusted to equal an amount on the Prepayment Date which represents the Total Return to MassMutual equal to 16.625%.
(b) As consideration for the agreements of GAIC under the Secured Note, the Borrowers agree to pay to GAIC an exit fee (the “GAIC Exit Fee”) in an amount equal to 18.76% of the Capitalized Principal Amount of this Note on the Ninth Omnibus Amendment Effective Date owed to GAIC plus all accrued and capitalized interest earned through the Maturity Date, which shall be due and payable on the Maturity Date, provided that in connection with a partial or full prepayment of the Obligations prior to the Maturity Date (the “GAIC Prepayment Date”) the GAIC Exit Fee shall be adjusted to equal an amount on the Prepayment Date which represents the Total Return to GAIC equal to 16.625%.
3.    Consent under MSD Secured Note.
(a)    Effective as of the Amendment Effective Date, notwithstanding the requirements of Sections 7.2(d), 7.2(k), and any other provision of the MSD Secured Note, MSD hereby consents to the Innovate Redemption so long as the Innovate Redemption is on the terms and conditions described in the Innovate Side Letter, subject to the conditions set forth in Section 5 hereof.
(b)    Except as expressly set forth in this Amendment, the Innovate Redemption shall not, by implication or otherwise, limit, impair, constitute a consent or waiver of or otherwise affect any rights or remedies of MSD under the MSD Secured Note or the other Note Documents, nor alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the MSD Secured Note or the Note Documents, all of which shall continue in full force and effect. The Innovate Redemption shall not extend beyond the terms expressly set forth herein, nor impair or otherwise affect any right or power accruing to MSD under the MSD Secured Note or any other Note Document, or under applicable law, with respect to any Default or Event of Default. Nothing in this Amendment shall be construed to imply any willingness on the part of MSD to grant any similar or future consent or waiver of any of the terms and conditions of the MSD Secured Note or the other Note Documents, or establish a custom or course of dealing or conduct among MSD and the Borrowers

4.    Consent under Intercreditor Agreement.
(a)    Effective as of the Amendment Effective Date, notwithstanding the requirements of Section 2.01(b) to the Intercreditor Agreement, MSD hereby consents to the Innovate Prepayment.
(b)    Except as expressly set forth in this Amendment, the Innovate Prepayment shall not, by implication or otherwise, limit, impair, constitute a consent or waiver of or otherwise affect any rights or remedies of MSD under the Intercreditor Agreement, MSD Secured Note or the other Note Documents, nor alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Intercreditor Agreement, the MSD Secured Note or the Note Documents, all of which shall continue in full force and effect. The Innovate Prepayment shall not extend beyond the terms expressly set forth herein, nor impair or otherwise affect any right or power accruing to MSD under the Intercreditor Agreement, MSD Secured Note or any other Note Document, or under applicable law, with respect to any Default or Event of Default. Nothing in this Amendment shall be construed to imply any willingness on the part of MSD to grant any similar or future consent or waiver of any of the terms and conditions of the Intercreditor Agreement, MSD Secured Note or the other Note Documents, or establish a custom or course of dealing or conduct among MSD and the Borrowers.
5.    Consent Conditions. In consideration of the agreements contained herein, including MSD’s consent to the Innovate Prepayment and the consent to the Innovate Redemption, the Borrowers agree that:
(a)    New unsecured indebtedness issued to Parent Borrower by Innovate or a 100% wholly-owned Subsidiary of Innovate in order to effectuate the Innovate Prepayment must (x) include a maturity that is at least ninety-one (91) days after the Maturity Date under the MSD Secured Note and (y) be subject to a subordination agreement in form and substance acceptable to MSD providing for (1) payment and lien subordination by Innovate or its 100% wholly-owned Subsidiary in favor of MSD and, if applicable, Great American, in respect of all outstanding Great American Agreement Obligations (including a block on any payments in cash or otherwise prior to payment in full of all Obligations), (2) a block on remedies by Innovate or its 100% wholly-owned Subsidiary prior to the payment in full of all Obligations outstanding under the MSD Secured Note and, if applicable, the GA Secured Note, and (3) other terms and waivers to be agreed; provided that, for the avoidance of doubt, the MSD Secured Note and the GA Secured Note shall not prohibit Parent Borrower from issuing equity (other than disqualified equity (which shall be defined in a customary manner)) to Innovate or a 100% wholly-owned subsidiary of Innovate or incurring any such indebtedness, the proceeds of which are used in each case to effectuate the Innovate Prepayment so long as any such indebtedness satisfies the terms in clauses (x) and (y) above; and
(b)    the Borrowers shall pay to MSD a consent fee (the “Consent Fee”) in an amount equal to $576,507, in the aggregate, which shall be due and payable in cash on the earlier of (x) the date the Exit Fee under the MSD Secure Note is due and payable and (y) the date the R2 Sale, the MediBeacon Sale or the DBM Sale (each as defined in the Innovate Side Letter) results in repayment of at least 50% of the outstanding Great American Agreement Obligations.

6.    Conditions to Effectiveness. This Amendment shall be effective when all of the following conditions have been satisfied (such date, the “Amendment Effective Date”):
(a)    Execution and Delivery. MSD and Great American shall have received in form and substance satisfactory to them and their legal counsel, counterparts of this Amendment duly executed and delivered by each of the parties hereto.
(b)    Fees, Costs and Expenses. The Borrowers shall have paid all fees, costs and expenses due and payable as of the date hereof under the MSD Secured Note and the GA Secured Note, including without limitation all attorney’s fees and expenses incurred by the Lenders;
(c)    Representations and Warranties. The representations and warranties set forth in Section 7 hereof shall be true and correct as of the date hereof and as of the Amendment Effective Date;
7.    Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants to the Lenders as follows:
(a)    the execution and delivery of this Amendment, and the performance of the MSD Secured Note and the GA Secured Note (i) have been duly authorized by all proper and necessary action of the board of directors of such Borrower; and (ii) do not and will not conflict with (x) any material provision of Law or regulatory requirements to which such Borrower is subject, or (y) any charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of such Borrower;
(b)    there is no material outstanding decree, decision, judgment or order that has been issued by any court, Governmental Authority, agency or arbitration authority against such Borrower or its FCC Licenses;
(c)    (x) no Borrower is in default under or with respect to any Contractual Obligation of such Borrower that could, either individually or in the aggregate reasonably be expected to result in a Material Adverse Change; or (y) no consent or approval of any public authority or any other third party is required as a condition to the validity of this Amendment;
(d)    each of this Amendment and each Note Document (as defined in each of the MSD Secured Note and the GA Secured Note) is the valid and legally binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms;
(e)    the representations and warranties contained in Section 7.3 of the MSD Secured Note and in Section 7.3 of the GA Secured Note are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(f)    no Default or Event of Default has occurred and is continuing.
8.    Further Assurances. At any time upon the reasonable request of any Lender, each Borrower shall promptly execute and deliver to the Lenders any additional documents as such Lender shall reasonably request pursuant to the Note Documents (as defined in the MSD Secured Note and the GA Secured Note), in each case in form and substance reasonably satisfactory to the Lenders.
9.    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, SUBMISSION TO JURISDICTION, VENUE, AND WAIVER OF JURY TRIAL SET FORTH IN SECTION 11 OF THE MSD SECURED NOTE AND SECTION 11 OF THE GA SECURED NOTE, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
10.    Binding Effect. This Amendment shall be binding upon the Borrowers and shall inure to the benefit of the Lenders, together with their respective successors and permitted assigns.
11.    Effect on Note Documents. The terms and provisions set forth in this Amendment shall supersede all inconsistent terms and provisions of the MSD Secured Note and the GA Secured Note, and shall not be deemed to be a consent to or a modification or amendment of any other term or condition of the MSD Secured Note or the GA Secured Note. Except as expressly modified and superseded by this Amendment, the terms and provisions of the MSD Secured Note, the GA Secured Note, and each of the other Note Documents (as defined in the MSD Secured Note and the GA Secured Note) are ratified and confirmed and shall continue in full force and effect.
12.    Release.
(a)    In consideration of the agreements of the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each of the Lenders, its successors and assigns, and its direct and indirect owners, partners, members, managers, consultants, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, and all persons acting by, through, under or in concert with any of them (the Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, recoupment, rights of setoff, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, contingent or mature, suspected or unsuspected, both at law and in equity, which any Borrower or any of its respective successors, affiliates, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Amendment or any of the other Note Documents (as defined in the MSD Secured Note and the GA Secured Note) or transactions thereunder or related thereto.
(b)    Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)    Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
(d)    In entering into this Amendment, each Borrower has consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above does not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The release set forth herein shall survive the termination of this Amendment and the Note Documents and the payment in full of the Obligations (Note Documents and Obligations, each as defined in the MSD Secured Note and the GA Secured Note).
(e)    Each Borrower acknowledges and agrees that the release set forth above may not be changed, amended, waived, discharged or terminated orally.
13.    Miscellaneous
(a)    This Amendment is a “Note Document” under both the MSD Secured Note and the GA Secured Note. Any breach of any term, covenant, agreement, or representation or warranty shall be an immediate Event of Default under each of the MSD Secured Note and the GA Secured Note and any failure to satisfy any conditions under this Amendment shall be deemed an automatic and immediate withdrawal of the agreements of the Lenders hereunder. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be equally effective as delivery of a manually executed counterpart of this Amendment.
(b)    If any term or provision of this Amendment is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Amendment or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(c)    The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.
(d)    This Amendment shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Borrowers and the Lenders have caused this Amendment to be duly executed by its authorized officer as of the day and year first above written.

HC2 BROADCASTING HOLDINGS INC.,
as the Parent Borrower

By:      /s/ Les Levi
    Name:    Les B. Levi
    Title:    President & Chief Executive Officer

HC2 BROADCASTING INTERMEDIATE HOLDINGS INC.,
as the Intermediate Parent

By:      /s/ Les Levi
    Name:    Les B. Levi
    Title:    President & Chief Executive Officer

HC2 STATION GROUP, INC.,
as a Subsidiary Borrower

By:      /s/ Les Levi
    Name:    Les B. Levi
    Title:    President & Chief Executive Officer

HC2 BROADCASTING INC.,
as a Subsidiary Borrower

By:      /s/ Les Levi
    Name:    Les B. Levi
    Title:    President & Chief Executive Officer

SIGNATURE PAGE TO NINTH OMNIBUS AMENDMENT TO SECURED NOTES

HC2 NETWORK INC.,
as a Subsidiary Borrower

By:      /s/ Les Levi
    Name:    Les B. Levi
    Title:    President & Chief Executive Officer

DTV AMERICA CORPORATION,
as a Subsidiary Borrower

By:      /s/ Les Levi
    Name:    Les B. Levi
    Title:    President & Chief Executive Officer

SIGNATURE PAGE TO NINTH OMNIBUS AMENDMENT TO SECURED NOTES

MSD PCOF PARTNERS XVIII, LLC

By:     /s/ Marcello Liguori
    Name:    Marcello Liguori
    Title:    Authorized Signatory

SIGNATURE PAGE TO NINTH OMNIBUS AMENDMENT TO SECURED NOTES

MASSMUTUAL ASCEND LIFE INSURANCE COMPANY
BY: BARINGS LLC AS INVESTMENT ADVISER

By:     /s/ Mark Hindson
    Name:    Mark Hindson
    Title:    Managing Director
SIGNATURE PAGE TO NINTH OMNIBUS AMENDMENT TO SECURED NOTES

GREAT AMERICAN INSURANCE COMPANY

By:     /s/ Stephen C. Beraha
    Name:    Stephen C. Beraha
    Title:    Assistant Vice President

SIGNATURE PAGE TO NINTH OMNIBUS AMENDMENT TO SECURED NOTES

Annex A

Side Letter Agreement
(see attached)

November 9, 2023

Mass Mutual Ascend Life Insurance Company
c/o Barings LLC
300 S. Tryon Street, Suite 2500
Charlotte, NC 28202

Great American Insurance Company
c/o American Money Management Corporation
301 E. Fourth St., Cincinnati, OH 45202

    Re:    Side Letter Agreement Re: Note Extension

To Whom It May Concern:

    Reference is made to that certain Amended and Restated Secured Note dated as of October 24, 2019 (as amended by the First Omnibus Amendment to Secured Notes and Intercreditor Agreement, the Consent dated August 17, 2020, the Second Omnibus Amendment to Secured Notes, dated August 31, 2020, the Third Omnibus Amendment to Secured Notes and Second Amendment to Intercreditor Agreement dated September 25, 2020, the Fourth Omnibus Amendment to Secured Notes and Third Amendment to Intercreditor Agreement, dated November 25, 2020, the Consent to Note Assignments and DTV Note Extensions Under Secured Notes and Intercreditor Agreement dated August 30, 2021, the Fifth Omnibus Amendment to Secured Notes, Consent and Second Amendment to Asset Sale Under Secured Notes and Intercreditor Agreement, dated as of October 21, 2021, Sixth Omnibus Amendment to Secured Notes, dated as of November 28, 2022, Seventh Omnibus Amendment to Secured Notes, dated as of December 30, 2022, Eighth Omnibus Amendment to Secured Notes, dated as of August 8, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time (the "Secured Note"), by and among HC2 STATION GROUP, INC., HC2 BROADCASTING INC., HC2 NETWORK INC., DTV AMERICA CORPORATION, HC2 BROADCASTING INTERMEDIATE HOLDINGS INC., HC2 BROADCASTING HOLDINGS INC. (collectively, the "Borrowers") and MASSMUTUAL ASCEND LIFE INSURANCE COMPANY ("MassMutual"), and GREAT AMERICAN INSURANCE COMPANY ("GAIC" and together with MassMutual, the "Lenders").

    In consideration of Lenders entering into that certain Ninth Omnibus Amendment to Secured Notes, dated as of the date hereof (the “Ninth Amendment”), by and among the Borrowers, the Lenders and MSD PCOF PARTNERS XVIII, LLC, which amends certain provisions of the Secured Note, Innovate CORP., a Delaware corporation ("Innovate"), who as the one hundred percent (100%) owner of certain of the Borrowers shall receive material consideration from the Ninth Amendment, has agreed to enter into this letter agreement (this "Agreement") to provide for certain additional agreements in favor of the Lenders, as follows:

1.    In the event of (a) a sale of R2 Technologies, Inc., a Delaware corporation ("R2"), whether by merger of R2, sale of all of the issued and outstanding equity of R2, or sale of substantially all of the assets of R2 or any partial sale of the assets of R2 not in the ordinary course of business, including any additional equity investment, or the sale of any equity owned by Innovate in R2 (an "R2 Sale") or (b) the payment of a dividend or distribution by R2 (an "R2 Distribution" and together with an R2 Sale, an "R2 Payment Event"), Innovate covenants and agrees to cause the R2 Net Proceeds (as defined below) to be used to cause Borrowers to repay the Secured Note by payment of accrued and unpaid interest on the Secured Note, the outstanding principal amount of the Secured Note, accrued exit fees with respect to the Secured Note, and all other reasonable fees and expenses of Lenders with respect to the purchase of the Secured Note, all in accordance with the terms of the Secured Note (collectively, the "Full Repayment Amount") (subject to the prior application of any MediBeacon Proceeds or DBM Proceeds as provided herein). For purposes hereof, "R2 Net Proceeds" means the Proceeds (as defined below) received by Innovate from an R2 Payment Event or from R2 or by R2 from an R2 Sale, as and when received, including any contingent consideration, after payment of indebtedness due from R2, indebtedness secured by assets of R2 and due from R2 to the extent required by the terms of such indebtedness, in each case, as specified on the attached Schedule I, and other customary transaction fees and expenses. Any payment pursuant to this Section shall be made within five (5) business days of the closing of the R2 Sale or the receipt of the R2 Distribution. For purposes hereof, "Proceeds" means all cash proceeds, and any non-cash proceeds when such non-cash proceeds are converted to cash in accordance with applicable laws and contractual restrictions and at a commercially reasonable value. For the avoidance of doubt, any Proceeds received by Pansend as repayment of debt held by Pansend shall be included in R2 Net Proceeds. Innovate covenants and agrees to, and to cause its subsidiaries to, use commercially reasonable efforts to convert non-cash proceeds to cash to the extent such conversion can be done in compliance with the prior sentence.

2.    In the event of (a) a sale of all or any portion of the interest in MediBeacon, Inc., a Delaware corporation (the "MediBeacon Interest") held by Pansend Life Sciences, LLC, a Delaware limited liability company ("Pansend"), whether by merger of MediBeacon, sale of all or any portion of the issued and outstanding equity of MediBeacon, or sale of substantially all of the assets of MediBeacon or a sale of a portion of the assets of MediBeacon outside the ordinary course of business (a "MediBeacon Sale") or (b) the payment of a dividend or distribution by MediBeacon (a "MediBeacon Distribution" and together with a MediBeacon Sale, a "MediBeacon Payment Event"), to the extent the Secured Note remains outstanding at such time, Innovate covenants and agrees to cause the MediBeacon Net Proceeds (as defined below) to be used to cause Borrowers to repay the Secured Note by payment of the Full Repayment Amount (subject to the prior application of any R2 Proceeds or DBM Proceeds as provided herein). For purposes hereof, "MediBeacon Net Proceeds" means the Proceeds received from a MediBeacon Payment Event by Innovate or its controlled subsidiaries, as and when received, including any contingent or deferred consideration, after payment of indebtedness secured by assets of Pansend or its subsidiaries and due from Pansend to the extent required by the terms of such indebtedness, in each case, as specified on the attached Schedule I (the "Scheduled Indebtedness"), and other customary transaction fees and expenses. For the avoidance of doubt, any Proceeds received by Pansend as repayment of debt held by Pansend shall be included in MediBeacon Net Proceeds. Any payment pursuant to this Section shall be made within five (5) business days of the closing of the MediBeacon Sale or the receipt of the MediBeacon Distribution, or in the case of contingent or deferred consideration, after receipt of such contingent or deferred consideration.

3.    In the event of a sale of all or any portion of the interest in DBM Global, Inc., a Delaware corporation (the "DBM Interest") held by DBM Global Intermediate Holdco Inc., a Delaware limited liability company ("DBM"), whether by merger of DBM, sale of all or any portion of the issued and outstanding equity of DBM, or sale of substantially all of the assets of DBM or a sale of a portion of the assets of DBM outside the ordinary course of business (a "DBM Sale"), to the extent the Secured Note remains outstanding at such time, Innovate covenants and agrees to cause the DBM Net Proceeds (as defined below) to be used to cause Borrowers to repay the Secured Note by payment of the Full Repayment Amount (subject to the prior application of any R2 Proceeds or MediBeacon Proceeds as provided herein). For purposes hereof, "DBM Net Proceeds" means the Proceeds received by Innovate or from DBM or by DBM from a DBM Sale from a DBM Sale, as and when received, including any contingent or deferred consideration, after payment of (a) any indebtedness of DBM to the extent required by the terms of such indebtedness, (b) any indebtedness of Innovate to the extent required by the terms of such indebtedness, including without limitation the Indenture Documents (as defined below), and (c) other customary transaction fees and expenses. Any payment pursuant to this Section shall be made within five (5) business days of the closing of the DBM Sale, or in the case of contingent or deferred consideration, after receipt of such contingent or deferred consideration. For purposes hereof, the "Indenture Documents" means that certain (a) the First Supplemental Indenture dated August 19, 2020, between INNOVATE Corp. (f/k/a HC2 Holdings, Inc.) and U.S. Bank National Association, (b) the Indenture governing the 8.500% senior secured notes due 2026, dated as of February 1, 2021, by and among INNOVATE Corp. (f/k/a HC2 Holdings, Inc.), the guarantors party thereto and U.S. Bank National Association, (c) the Indenture governing the 7.5% convertible senior notes due 2026, dated as of February 1, 2021, by and between INNOVATE Corp. (f/k/a HC2 Holdings, Inc.) and U.S. Bank National Association.

4.    Innovate covenants and agrees to provide Lenders with monthly updates on any process undertaken with respect to an R2 Sale or MediBeacon Sale to the extent legally permitted. Innovate represents and warrants that no indebtedness or other obligation of Innovate is required to pay paid or prepaid in whole or in part in connection with an R2 Sale or MediBeacon Sale, other than as provided in the terms of the Scheduled Indebtedness. Any failure by Innovate to comply with the terms and conditions of this Agreement shall constitute an Event of Default under and as defined in the Secured Notes.

5.    In the event that Innovate receives a bona fide third party offer for an R2 Sale or a MediBeacon Sale or a DBM Sale, Innovate shall use its best efforts to accept such bid or bids, subject in all respects to the exercise by the Innovate Board of Directors of its fiduciary duties, and use commercially reasonable efforts to document and close such transaction in not more than sixty (60) days. Following acceptance of any such offer, Borrowers shall continue to provide Lenders with updates on the closing process as reasonably requested by Lenders and to the extent legally permitted.

6.    In the event of the repayment or repurchase of the Secured Note as provided pursuant to Sections 1, 2 or 3 above, concurrently with such repayment or repurchase of the Secured Note, Innovate shall use any remaining R2 Net Proceeds, MediBeacon Net Proceeds or DBM Net Proceeds to purchase, or cause its subsidiary to purchase or redeem, the equity held by Lenders provided on Schedule II hereto (the "Purchased Equity") for an aggregate purchase price of US$1,000,000 (the "Equity Price"), with such Equity Price allocated to each of the Lenders based on the pro rata holding of Purchased Equity attributable to each Lender, provided that, notwithstanding the foregoing if the Secured Note is not repaid or repurchased on or before November 9, 2024, then the Equity Price shall increase to US$2,000,000. Payment of the Equity Price shall be payment in full for the purchase or redemption of one hundred percent (100%) of the Purchased Equity.

7.    In the event that the Full Repayment Amount has not been paid in full on or before June 30, 2024, then Borrowers shall obtain an appraisal of the assets of Borrower, including without limitation spectrum assets and licenses, with such appraisal to be delivered to Lenders no later than September 30, 2024. The appraisal firm shall be selected by the Lenders, with the consent of Borrowers (which consent shall not be unreasonably withheld or delayed) on or before March 31, 2024, after obtaining fee quotes from at least three (3) qualified appraisal firms.

8.    Innovate covenants and agrees to cause (a) any R2 Net Proceeds and MediBeacon Net Proceeds to be distributed from Pansend to Innovate, and (b) any DBM Net Proceeds to be distributed from DBM to Innovate, in each case subject to the terms of the indebtedness of Innovate and its subsidiaries, including without limitation the Indenture Documents.

9.    Any payment hereunder with respect to the Secured Note for an amount less than the Full Repayment Amount shall be allocated applied on a pro rata basis to the accrued interest, outstanding principal, and accrued exit fees.

10.    Innovate represents and warrants to the Lenders that the terms of the Indenture Documents permit the R2 Net Proceeds, MediBeacon Net Proceeds, and DBM Net Proceeds to be used for payment of accrued and unpaid interest on the Secured Note, the outstanding principal amount of the Secured Note, accrued exit fees with respect to the Secured Note, and all other reasonable fees and expenses of Lenders with respect to the purchase of the Secured Note, on the terms provided in this Agreement.

    Lenders agree that references to consideration or payment received by Innovate as used herein shall mean receipt by Innovate only, and not receipt by any subsidiary of Innovate.

    Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument, signed by the Borrowers and Lenders. This Agreement will be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. This Agreement may not be assigned without the prior written consent of all other parties hereto. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Facsimile, PDF and other electronically formatted or transmitted signatures shall be deemed original signatures for all purposes of this Agreement.

[SIGNATURE PAGE FOLLOWS]

Sincerely,

INNOVATE CORP.

By:
    Michael Sena

Accepted and agreed as of the date set forth above:

MASSMUTUAL ASCEND LIFE INSURANCE COMPANY

By: Barings LLC, its Investment Adviser

By: _______________
Name: Mark Hindson
Title: Managing Director

GREAT AMERICAN INSURANCE COMPANY

By:    __________________________
Name:    __________________________
Title:    __________________________

[Signature Page to Letter Agreement]

SCHEDULE I
Scheduled Indebtedness

Principal
R2 Technologies
Lancer Capital	$ 17,349,195
Pansend Life Sciences, LLC	$ 7,200,078
Total R2 Technologies Principal	$ 24,549,273

MediBeacon
Pansend Life Sciences, LLC	$ 6,250,000
Steven Miller	$ 200,000
William Newlin II	$ 50,000
Shelley Newlin	$ 25,000
Mr. and Mrs. Douglas J. Balsley	$ 50,000
James Donnelly & Tracey Temanson	$ 250,000
Jeffrey & Amy Stern	$ 500,000
Troy and Jamie Hedman	$ 50,000
Kurt and Angela Balderston	$ 50,000
Thomas and Natalie Schieber	$ 250,000
Robert and Joanne Welsh	$ 100,000
David and Jill Wenzel	$ 350,000
Jonathan and Stacy Gallop	$ 50,000
Robert A. Contreras	$ 100,000
Christine M. and Brian J. Cooke	$ 50,000
Patrick J. Moore - 1st tranche	$ 100,000
Robert D. Millstone Recovable Trust	$ 155,000
Millstone Foundation	$ 250,000
Timothy and Monica Hanley - 1st tranche	$ 100,000
Joseph Bestgen	$ 200,000
The Riffle Family Trust	$ 350,000
Sean T. and Gina L. Donlin	$ 250,000
Rick Ryan	$ 100,000
BioAltum Consulting LLC	$ 50,000
David R. Wenzel & Jill C. Wenzel	$ 100,000
James W. Donnelly and Tracey J. Temanson	$ 200,000
Robert D. Millstone Revocable Trust	$ 100,000
The Riffle Family Trust	$ 350,000
Jeffrey E. Stern Revocable Trust U/I dtd. 9/17/04	$ 250,000

Principal
Steven B. Miller	$ 500,000
Balderston Living Trust DTD July 18, 2011	$ 50,000
Schieber Family Trust	$ 50,000
John P. Friel	$ 50,000
Patrick J. Moore - 2nd tranche	$ 50,000
Timothy and Monica Hanley - 2nd tranche	$ 100,000
Total convertible Notes (MediBeacon)	$ 11,680,000

Non-Convertible Notes Principal (Various)	$ 6,325,000
Pansend Life Sciences, LLC	$ 500,000
Total non-convertible notes Principal (MediBeacon)	$ 6,825,000

Total MediBeacon Principal Outstanding	$ 18,505,000

SCHEDULE II
Purchased Equity

HC2 Broadcasting Holdings Inc.

Common Stock

Shareholder	# of Shares
MassMutual Ascend Life Insurance Company (f/k/a Great American Life Insurance Company)	12,245
Great American Insurance Company	8,163

Warrants:

Issue Date	Warrant Holder	Number	Exercise Price
08/07/2018	MassMutual Ascend Life Insurance Company (f/k/a Great American Life Insurance Company)	12,495	$0.01
08/07/2018	Great American Insurance Company	8,330	$0.01
10/24/2019	Great American Insurance Company	20,000	$0.01
10/24/2019	MassMutual Ascend Life Insurance Company (f/k/a Great American Life Insurance Company)	30,000	$0.01
08/31/2020	Great American Insurance Company	30,000	$0.01
08/31/2020	MassMutual Ascend Life Insurance Company (f/k/a Great American Life Insurance Company)	45,000	$0.01

DTV America Corporation

Common Stock

Shareholder	# of Shares
MassMutual Ascend Life Insurance Company (f/k/a Great American Life Insurance Company)	1,333,333
Great American Insurance Company	888,889